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                                                                    EXHIBIT 10.1

                                                         Approved March 22, 2006

                           STATEMENT OF AMENDMENTS TO
                   Time Warner Inc. 2003 Stock Incentive Plan

WHEREAS, Time Warner Inc. (the "Company") maintains the Time Warner Inc. 2003 Stock Incentive Plan (the "Plan"), which was approved by the Board of Directors and the stockholders of the Company in 2003; and

WHEREAS, the Plan provides that it can be amended by the Compensation and Human Development Committee of the Board of Directors (the "Committee") without the approval of the stockholders, except in certain limited circumstances and the amendments set forth in this Statement of Amendments do not require the approval of either the stockholders or any participant to whom an Award has been granted pursuant to the Plan; and

WHEREAS, capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Plan.

1.   Section 3 of the Plan is hereby amended in its entirely to read as follows:

     3.   SHARES SUBJECT TO THE PLAN

          The total number of Shares which may be issued under the Plan is 200,000,000, of which no more than 20% may be issued in the form of Restricted Stock or Other Stock-Based Awards payable in Shares. The maximum aggregate number of Shares with respect to which Awards may be granted during a calendar year, net of any Shares which are subject to Awards (or portions thereof) which, during such year, terminate or lapse without payment of consideration, shall be equal to 2% of the number of Shares outstanding on December 31 of the preceding calendar year. The maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant shall be 2,000,000; provided that the maximum number of Shares that may be awarded in the form of Restricted Stock or Other Stock-Based Awards payable in Shares during any calendar year to any Participant shall be 600,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The number of Shares available for issuance under the Plan shall be reduced by the full number of Shares covered by Awards granted under the Plan (including, without limitation, the full number of Shares covered by any Stock Appreciation Right, regardless of whether any such Stock Appreciation Right or other Award covering Shares under the Plan is ultimately settled in cash or by delivery of Shares); provided, however, that the number of Shares covered by Awards (or portions thereof) that are forfeited or that otherwise terminate or lapse without the payment of consideration in respect thereof shall again become available for issuance under the Plan; and provided further that any Shares that are forfeited after the actual issuance of such Shares to a Participant under the Plan shall not become available for re-issuance under the Plan.

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2.   Section 7(c) of the Plan is hereby amended in its entirety to read as follows:

          (c) "Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

3. The foregoing amendments to the Plan shall become effective upon approval by the Committee.